Exhibit (c)(ii) WORKING DRAFT | 12.31.2021 – 1300: Preliminary and Subject to Material Revision Project Cape DISCUSSION MATERIALS December 31, 2021 Preliminary and Confidential

Preliminary and Confidential Executive Summary > At the direction of Rhino’s Board and Management, PJT has prepared a preliminary valuation analysis based on the 2022E-2026E financial projections provided by the Company on 12/16/2021 > PJT has evaluated Rhino’s competitive position in the industry ‒ Industry at a critical juncture with the backdrop of pricing pressures for active managers and consolidation focused on alternative strategies and product gaps > In preparing this preliminary valuation analysis, PJT has relied on: ‒ Management projections (provided on 12/16/2021) ‒ Review of historical performance ‒ Review of public investor presentations and filings ‒ A series of preliminary diligence sessions (calls) with management > PJT has evaluated several methodologies in conducting its preliminary analysis, including: ‒ Public Trading Comparables analysis: based on selected comparable companies in the Asset and Wealth Management space ‒ Equity Discounted Cash Flow analysis: o Preliminary analysis reflects several illustrative scenarios; Rhino Board and Management to provide guidance on appropriate scenario for primary analysis o Preliminary illustrative scenarios represent 1) Illustrative 0% Growth Case 2) Illustrative 0% Growth Case plus up-front $60mm dividend, and 3) Management Case o Each scenario includes estimated value of Deferred Tax Assets (“DTA”) / Tax Receivable Agreement (“TRA”) impact ‒ Precedent Transactions: based on selected comparable companies in the Asset and Wealth Management space > This preliminary valuation analysis is subject to additional refinement and revision 1

Preliminary and Confidential The State of the Asset Management World in 2021 P Record AUM levels P Resilient equity and debt markets P Increasing retail investor engagement P $70 trillion of generational wealth transfer Asset Managers û “Free” beta products û Shift to passive products from active strategies û Shift to model portfolio products delivered via SMA û Increasing non-client expenses û Need to invest in next-generation technologies û Asset flows to the largest / most diversified or specialized managers 2

Preliminary and Confidential Traditional Asset Management Valuations Have Risen with the Overall Market … TRADITIONAL ASSET MANAGEMENT PRICE / NTM EPS ALL ASSET MANAGEMENT TO S&P 500 PRICE / NTM EPS 11.9x 5-Year 11.8x Median: 0.63x 7.8x Nov-16 Nov-17 Nov-18 Nov-19 Nov-20 Nov-21 Nov-17 Nov-18 Nov-19 Nov-20 Nov-21 Large-Cap Traditional Multi-Boutique SMID All Asset Management P/ NTM EPS to S&P 500 P/ NTM EPS Ratio … as Assets Continue to Flow out of Active Equities and into Fixed Income NET FLOWS TO ACTIVE EQUITIES NET FLOWS TO ACTIVE FIXED INCOME 2017 2017 ($179) $203 Cumulative Cumulative Net ($231) 2018 2018 $13 Net Outflows ($ bn) Flows ($ bn) 2019 ($282) 2019 $261 ($1,071) $1,014 2020 ($330) 2020 $257 2021 2021 ($49) $280 YTD YTD Source: Capital IQ, Company filings, McKinsey & Company. Note: Market data as of 12/27/21. (1) Large-Cap includes BLK, TROW, BEN, AB, and IVZ. (2) Multi-Boutique includes AMG, VCTR, VRTS, and BSIG. (3) Small and Mid-Cap (“SMID”) includes JHG, CNS, CIXX, APAM, FHI, WETF. 3 (4) All Asset Management includes “Large-Cap,” “Multi-Boutique,” and “SMID,” in addition to BX, KKR, APO, ARES, CG, HLINE, STEP, OWL, GCMG, and SCU.

Preliminary and Confidential Alternative Managers Continue to Re-Rate Higher (1) (2) DIVERSIFIED ALTERNATIVE MANAGERS P/ NTM EPS SPECIALIZED ALTERNATIVE MANAGERS P/ NTM EPS 40.0x 25.0x 20.0x 30.3x 30.0x 17.8x 15.0x 20.0x 10.0x 10.0x 5.0x – – Nov-16 Nov-17 Nov-18 Nov-19 Nov-20 Nov-21 Nov-16 Nov-17 Nov-18 Nov-19 Nov-20 Nov-21 YIELD-ORIENTED ASSETS CONTINUE TO GROW (% ESTIMATES) HEDGE FUNDS PRIVATE EQUITY PRIVATE DEBT REAL ESTATE INFRASTRUCTURE NATURAL RESOURCES 7 11 14 14 17 17 16 19 21 23 24 27 38 46 40 45 39 46 45 45 51 48 45 47 54 47 44 44 41 38 38 36 31 28 29 26 2020 2021 2020 2021 2020 2021 2020 2021 2020 2021 2020 2021 More Capital Same Amount Less Capital (6pp) +3pp +3pp (2pp) +9pp (1pp) Source: Capital IQ, Company filings, McKinsey & Company, Preqin Alternative Assets Outlook (Nov 2020). Note: Market data as of 12/27/21. Figures may not sum to 100% because of rounding. (1) Diversified Alternatives includes BX, KKR, APO, ARES, and CG. 4 (2) Specialized Alternatives includes HLINE, STEP, OWL, GCMG, and SCU.

Preliminary and Confidential M&A as a Means to Build Scale and/or Fill Product Gaps Traditional Buyers Alternative Buyers Other Price: $1.8bn, AUM: $34.0bn Price: $1.6bn, AUM: $11.0bn AUM: $6.0bn Price: $4.2bn, AUM: $53.0bn AUM: $8.0bn AUM: $475.0mm Price: $1.9bn, AUM: $355.0bn Price: $1.1bn, AUM: $19.0bn AUM: $1.0bn 5 Source: Company filings.

Preliminary and Confidential Preliminary, Non-Binding Indication Overview from Cape Received 11/30/21 > $14.00 per Rhino share, subject to further negotiation > Represents a 80% premium to Rhino’s 30 Trading Day volume-weighted average price (“VWAP”) on 12/27/21 and a 37% premium to Rhino’s 52-week high share price (8/9/2021) Transaction Value > Implied equity value of $313mm, or 13.1x 2022E P/EPS and 13.4x 2023E P/EPS > Implied total enterprise value (“TEV”) of $254mm, or 7.5x 2022E TEV/EBITDA and 7.0x 2023E TEV/EBITDA > 100% cash consideration > “Detailed conversations” with potential financing providers have been held Form of Consideration and Structure > Ability to secure financing not anticipated to be a condition to close > Specifics around Rhino TRA treatment and transaction structure to be considered; not specifically noted in letter Exclusivity Requested > 21 days requested to complete confirmatory diligence > Intend to have existing Rhino employees continue to manage day-to-day operations post transaction; no discussions regarding employment agreements have occurred to date Other Considerations > Intend to work with Rhino to target re-investment across areas including technology and increased client-facing and distribution personnel > Intend to maintain company headquarters in Fairport, NY PJT and Rhino to discuss potential go-shop / marketing tactics prior to signing an agreement 6 Source: Capital IQ. Market data as of 12/27/2021.

Preliminary and Confidential Side-by-Side Summary Implied Market Multiples Rhin Cap oe Current At Offer Price ($ in million, except share price) 12/ 27/ 2021 11/ 30/ 2021 Share Price $7.90 $14.00 (x) Fully Diluted Shares Oustanding ( FDSO ) 21.7 22.4 Equity Value $172 $313 (60) (60) (-) Excess Cash⁽¹⁾ (+) Total Debt –– (-) TRA⁽²⁾ 1 1 TEV $113 $254 Implied Multiples 2021E P/ EPS 6.3x 11.2x 2022E P/ EPS 7.4x 13.1x 2023E P/ EPS 7.6x 13.4x 2021E TEV/ Adj. EBITDA (Post-SBC) 3.2x 7.2x 2022E TEV/ Adj. EBITDA (Post-SBC) 3.3x 7.5x 2023E TEV/ Adj. EBITDA (Post-SBC) 3.1x 7.0x Source: Capital IQ, Company filings, Rhino management projections received 12/16/2021. Note: Market data as of 12/27/21. FDSO includes dilutive effect of exchangeable Class A units of 428,812, as of 9/30/2021. (1) $60mm of excess cash per Company estimates. Total cash and investment securities includes $65mm of cash and $25mm of investment securities, as of 9/30/2021. 7 (2) Represents present value of estimated net tax savings. Discounted at 17.0% cost of equity as of 12/31/21. Future exchange of residual private units not included.

Preliminary and Confidential

Preliminary Offer Progression Summary

	Current (12/ 27/ 2021)	Offer 1 (verbal) (10/ 19/ 2021)	Offer 2 (verbal) (11/ 19/ 2021)	Offer 3 (verbal) (11/ 26/ 2021)	Current (written) (11/ 30/ 2021)
		Review of Offer History			
Share Price	$7.90	$12.50	$13.50 - $13.60	$13.65 - $13.70	$14.00
Implied Premium / (Discount) to:					
30D VWAP	2%	61%	74%- 75%	76%- 76%	80%
60D VWAP	(3%)	54%	66%- 67%	68%- 69%	72%
90D VWAP	(5%)	51%	63%- 64%	64%- 65%	69%
180D VWAP	(10%)	43%	55%- 56%	56%- 57%	60%
1Y VWAP	1%	60%	73%- 74%	75%- 75%	79%
52-Week High	(22%)	23%	32%- 33%	34%- 34%	37%
5-Year High	(22%)	23%	32%- 33%	34%- 34%	37%
5-Year Low	675%	1,125%	1,224%- 1,233%	1,238%- 1,243%	1,273%
Implied Multiples:					
2021E P/ EPS	6.3x	10.0x	10.8x - 10.9x	10.9x	11.2x
2022E P/ EPS	7.4x	11.7x	12.6x - 12.7x	12.8x	13.1x
2023E P/ EPS	7.6x	12.0x	12.9x - 13.0x	13.1x	13.4x
2021E TEV/ Adj. EBITDA (Post-SBC)	3.2x	6.2x	6.8x - 6.9x	6.9x - 7.0x	7.2x
2022E TEV/ Adj. EBITDA (Post-SBC)	3.3x	6.4x	7.1x - 7.2x	7.2x - 7.3x	7.5x
2023E TEV/ Adj. EBITDA (Post-SBC)	3.1x	6.0x	6.7x	6.8x	7.0x

Source: Capital IQ, Company filings, Rhino management projections received 12/16/2021.
Note: Market data as of 12/27/21. FDSO includes dilutive effect of exchangeable Class A units of 428,812, as of 9/30/2021. VWAP represents volume-weighted average price.

DRAFT – PRELIMINARY AND SUBJECT TO MATERIAL REVISION

PJT Partners 8

Preliminary and Confidential Historical Share Price Performance Last 5 Years Trailing Share Price Performance 30D 60D 90D 180D 1Y 3Y 5Y C Rhin ape o (11%) (17%) (13%) 0% 37% 351% 3% SMID Asset Management Index (10%) (7%) 2% 4% 16% 104% 43% Wealth Management Index (8%) (11%) 7% 9% 45% 123% 153% 200% 150% 153% 100% 50% 43% 3% 0% -50% -100% Dec-16 Jun-17 Dec-17 Jun-18 Dec-18 Jun-19 Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 (1) (2) Rhino SMID Asset Management Index Wealth Management Index Source: Capital IQ. Market data as of 12/27/21. (1) SMID Index includes Artisan Partners, CI Financial, Cohen & Steers, Federated Hermes, Janus Henderson, and WisdomTree Investments. Market cap weighted basis. 9 (2) Wealth Management Index includes Blucora, Focus Financial Partners, LPL Financial, Raymond James, Silvercrest, and Stifel. Market cap weighted basis.

Preliminary and Confidential Summary of Management Projections AUM, Net Flows, Market Performance HISTORICAL AUM BREAKDOWN BY ASSET ENDING AUM CLASS ($ in billions) $33 $30 2020A $28 $26 $24 $22 5% $20 $20 $19 $20 $18 $16 $15 $14 $12 $11 $11 $20 28% $14 $12 $11 $12 $10 $10 $9 $9 AUM: $20bn 2018A 2019A 2020A 2021E 2022E 2023E 2024E 2025E 2026E 67% Asset Management Wealth Management NET FLOWS ($ in billions) % BoP 2019A (14) (22) (12) (3) 1 2 3 5 5 AUM 5% $2 $1 $1 $1 $0 26% ($1) AUM: $19bn ($2) ($4) ($4) 69% 2018A 2019A 2020A 2021E 2022E 2023E 2024E 2025E 2026E MARKET PERFORMANCE 2018A ($ in billions) 6% % BoP (5) 19 15 12 5 5 5 5 5 AUM 27% AUM: $20bn $4 $3 $2 $1 $1 $1 $1 $1 67% ($1) 2018A 2019A 2020A 2021E 2022E 2023E 2024E 2025E 2026E Blended Assets Equity Fixed Income 10 Source: Company filings, management projections received 12/16/2021.

Preliminary and Confidential Summary of Management Projections Revenue (1) REVENUE/AVERAGE AUM (BPS) Asset (2) PROJECTED Δ IN BPS HISTORICAL Δ IN BPS Management 55 47 52 53 51 51 51 51 (bps) 19A- 19A- 21E- 21E- Wealth (2) 65 64 70 69 68 68 69 69 Management 20A 21A 23E 25E (bps) 60.2bps 60bps 58bps 58bps 59bps 59bps 58bps 55bps (3.5) 1.9 bps bps NA 2018A 2019A 2020A 2021E 2022E 2023E 2024E 2025E 2026E REVENUE ($ in millions) HISTORICAL CAGR PROJECTED CAGR $213 $195 18A- 19A- 21E- 21E- $178 $166 20A 21A 23E 25E $158 $146 $96 $136 $86 $127 $78 $71 $69 $62 $59 $52 $161 (11%) 4% $90 $83 $76 $72 $68 $65 $57 $56 $24 $25 $27 $20 $19 $22 $22 $19 2018A 2019A 2020A 2021E 2022E 2023E 2024E 2025E 2026E Asset Management Other Revenues Wealth Management Source: Company filings, management projections received 12/16/2021. Note: Asset and wealth management breakdown unavailable for 2018. Other revenues include distribution and shareholder servicing, custodial services, and other. (1) Revenue excludes “Other Revenue” category. 11 (2) Represents revenue / EoP AUM.

Preliminary and Confidential Summary of Management Projections EBITDA and Net Income EBITDA AND MARGIN HISTORICAL CAGR PROJECTED CAGR ($ in millions) 18A- 19A- 21E- 21E- 20A 21A 23E 25E $54 $47 24.3% $40 (25%) 59% 25.4% $36 $35 24.0% $34 22.6% 22.0% $27 21.5% HISTORICAL Δ PROJECTED Δ IN MARGIN IN MARGIN $15 $14 17.0% 18A- 19A- 21E- 21E- 20A 21A 23E 25E 12.1% 10.3% (5%) 14% 2018A 2019A 2020A 2021E 2022E 2023E 2024E 2025E 2026E NET INCOME AND MARGIN ($ in millions) HISTORICAL CAGR PROJECTED CAGR 18A- 19A- 21E- 21E- $39 20A 21A 23E 25E $34 $29 $28 (22%) 68% $25 $24 $23 19.0% 18.5% 17.4% 16.1% 15.3% HISTORICAL Δ PROJECTED Δ 14.8% 14.2% $14 IN MARGIN IN MARGIN $10 11.0% 18A- 19A- 21E- 21E- 7.2% 20A 21A 23E 25E 2018A 2019A 2020A 2021E 2022E 2023E 2024E 2025E 2026E (3%) 12% Source: Company filings, management projections received 12/16/2021. 12 Note: EBITDA calculated as pre-tax profit plus depreciation and amortization. Net income represents net income available to controlling and noncontrolling interests.

Preliminary and Confidential Preliminary Selected Public Company Comparable Benchmarking 21E – 23E REVENUE GROWTH 21E – 23E EBITDA GROWTH 21E – 23E NET INCOME GROWTH 10.9% 10.6% 9.2% 11.9% 7.0% 6.4% 5.5% 1.2% Rhino SMID AM Peers WM Peers Rhino SMID AM Peers WM Peers (6.0%) Rhino SMID AM Peers WM Peers TEV/22E EBITDA PRICE/22E EPS ’21E EBITDA MARGIN 8.1x 12.0x 36.1% 11.7x 7.8x 24.3% 7.4x 20.5% 3.3x Rhino SMID AM Peers WM Peers Rhino SMID AM Peers WM Peers Rhino SMID AM Peers WM Peers Source: Company filings, management projections received 12/16/2021, Capital IQ. Market data as of 12/27/21. Note: Asset management peers include Janus Henderson, Cohen and Steers, CI Financial, Aritsan Partners, Federated Hermes, WisdomTree Investments. Wealth management peers include 13 Raymond James, LPL Financial, Stifel, Focus Financial Partners, Blucora, Silvercrest. Rhino estimates based on Management Projections.

Preliminary and Confidential Preliminary Rhino Valuation Summary Current 30-day 11/30/21 IOI: VWAP: $7.76 $14.00 P/E > 8.0x - 10.0x FY2022E EPS P/ E (Management) $9 $11 (Management (1) > Based on selected comparable companies trading multiples Projections) > 5.0x - 7.0x FY2022E EBITDA TEV/EBITDA TEV / EBITDA (Management) $13 $10 (1) (Management > Based on selected comparable companies trading multiples Projections) Mgmt Case,4% PGR inc. TRA Equity DCF TBU – Equity DCF based on Board approved projections / guidance > 8.0x - 11.0x LTM Q3 2021 EPS P/ E (Actual) $9 $12 P/E (2) > Based on selected precedent transactions (Actual) TEV / EBITDA (Actual) > 6.0x - 8.0x LTM Q3 2021 EBITDA $11 $14 TEV/EBITDA (2) > Based on selected precedent transactions (Actual) 0% Growth Case Equity DCF TBU – alternative reference Equity DCF as appropriate Mgmt Case,4% PGR incl. TRA, inc. Div 52-Week Trading Range $6 $10 52-Week Trading > 52-Week trading range for period ending 12/27/21 Range $3 $8 $13 $18 Source: Capital IQ, Rhino management projections received 12/16/2021, Market data as of 12/27/21. (1) Selected comparable companies include Artisan Partners, CI Financial, Cohen & Steers, Federated Hermes, Janus Henderson, WisdomTree Investments, Blucora, Focus Financial Partners, LPL Financial, Raymond James, Silvercrest, Stifel. 14 (2) Includes only asset management transactions. Equity For Reference Only: Precedents Trading DCF

Preliminary and Confidential Preliminary Equity Discounted Cash Flow Summary 0% GROWTH 0% GROWTH, $60MM DIVIDEND MANAGEMENT PROJECTIONS > 5 Year Equity DCF > 5 Year Equity DCF > 5 Year Equity DCF > 15.0% - 19.0% Cost of Equity > 15.0% - 19.0% Cost of Equity > 15.0% - 19.0% Cost of Equity > 0% perpetuity growth rate (“PGR”), > 0% PGR, implied terminal P/E Method > 3.5 – 4.5% PGR, implied terminal P/E implied terminal P/E multiple: 6.0x- multiple: 6.0x-7.4x multiple: 7.8x-11.4x 7.4x > Includes DTA / TRA impact, includes > Includes DTA / TRA impact > Includes DTA / TRA impact $60mm upfront dividend $7.09 - $8.71 $9.54 - $11.13 $10.51 - $14.96 Implied Per Share Value Implied Per Share Value Implied Per Share Value Implied Per Share Value Implied Per Discount Rate Discount Rate Discount Rate Share Value – 15.0% 17.0% 19.0%– 15.0% 17.0% 19.0% #### 15.0% 17.0% 19.0% 0.0% $8.71 $7.81 $7.09 0.0% $11.13 $10.24 $9.54 3.5% $14.05 $12.01 $10.51 4.0% $14.48 $12.31 $10.72 4.5% $14.96 $12.63 $10.95 Source: Capital IQ, management projections received 12/16/2021. Market data as of 12/27/2021. Note: DCFE valuation as of 12/31/21. Calculated using excess cash of $60mm per Company estimates as of 9/30/21 and present value of net tax savings of ($1)mm based on discount rate of 15 17.0%. PGR PGR PGR

Appendix Confidential

Preliminary and Confidential Illustrative Precedent Premiums Paid Analysis $100mm - $1bn TEV Premium to: 1-Year Low 3-Year Low 5-Year Low 1-Day Prior 1-Week Prior 1-Month Prior Rhino ($14.00 Offer) 143% 1,273% 1,273% 77% 91% 61% (n = 19) 75th Percentile 187% 273% 383% 40% 40% 38% Median 140% 198% 215% 32% 28% 28% Mean 152% 276% 319% 26% 27% 39% 25th Percentile 61% 73% 73% 8% 15% 14% (n = 34) 75th Percentile 188% 277% 377% 59% 60% 67% Median 102% 161% 199% 38% 31% 31% Mean 150% 241% 276% 47% 46% 51% 25th Percentile 53% 71% 72% 13% 16% 13% (n = 73) 75th Percentile 165% 260% 286% 51% 53% 58% Median 92% 133% 153% 33% 30% 30% Mean 127% 204% 228% 44% 44% 45% 25th Percentile 53% 70% 70% 10% 11% 10% Source: Thomson One, Capital IQ as of 12/27/2021. Includes US publicly traded company targets, deals with 100% cash consideration between 12/27/2016 and 12/27/2021, with TEV between $100mm - $1bn. Excludes Real Estate and Power 17 & Energy targets. Last 5 Years Last 3 Years Last 1 Year

Preliminary and Confidential Historical NTM P/E Multiple Evolution Last 5 Years MEDIAN Average NTM P/ E Over Period (Median) 30D 60D 90D 180D 1Y 3Y 5Y SMID Asset Management Peers 11.3x 11.5x 11.4x 11.1x 11.0x 11.1x 11.7x Wealth Management Peers 12.4x 12.8x 12.9x 12.6x 12.9x 11.6x 12.5x 20.0x 15.0x 12.5x 12.5x 11.8x 10.0x 5.0x Dec-16 Jun-17 Dec-17 Jun-18 Dec-18 Jun-19 Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 (1) (2) SMID Asset Management Peers Wealth Management Peers MARKET CAP WEIGHTED AVERAGE Average NTM P/ E Over Period (Weighted Average) 30D 60D 90D 180D 1Y 3Y 5Y SMID Asset Management Peers 12.1x 12.6x 12.4x 12.2x 12.1x 12.2x 12.9x Wealth Management Peers 15.1x 15.4x 15.6x 14.9x 15.3x 12.9x 12.9x 25.0x 20.0x 15.3x 15.0x 12.5x 10.0x 5.0x Dec-16 Jun-17 Dec-17 Jun-18 Dec-18 Jun-19 Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 (1) (2) SMID Asset Management Peers Wealth Management Peers Source: Capital IQ. Market data as of 12/27/21. (1) SMID Peers includes Artisan Partners, CI Financial, Cohen & Steers, Federated Hermes, Janus Henderson, and WisdomTree Investments. 18 (2) Wealth Management Peers includes Blucora, Focus Financial Partners, LPL Financial, Raymond James, Silvercrest, and Stifel.

Preliminary and Confidential Historical NTM EV/EBITDA Multiple Evolution Last 5 Years MEDIAN Average NTM EV/ EBITDA Over Period (Median) 30D 60D 90D 180D 1Y 3Y 5Y SMID Asset Management Peers 7.9x 7.9x 7.8x 7.5x 7.3x 7.6x 7.8x Wealth Management Peers 9.8x 10.1x 10.1x 9.9x 10.2x 9.6x 10.2x 20.0x 15.0x 10.1x 10.0x 8.3x 5.0x Dec-16 Jun-17 Dec-17 Jun-18 Dec-18 Jun-19 Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 (1) (2) SMID Asset Management Peers Wealth Management Peers MARKET CAP WEIGHTED AVERAGE Average NTM EV/ EBITDA Over Period (Weighted Average) 30D 60D 90D 180D 1Y 3Y 5Y SMID Asset Management Peers 8.8x 9.1x 9.0x 8.8x 8.6x 8.7x 8.9x Wealth Management Peers 12.0x 12.3x 12.5x 12.0x 12.0x 10.1x 9.9x 20.0x 15.0x 12.1x 9.1x 10.0x 9.1x 5.0x Dec-16 Jun-17 Dec-17 Jun-18 Dec-18 Jun-19 Dec-19 Jun-20 Dec-20 Jun-21 Dec-21 (1) (2) SMID Asset Management Peers Wealth Management Peers Source: Capital IQ. Market data as of 12/27/21. (1) SMID Peers includes Artisan Partners, CI Financial, Cohen & Steers, Federated Hermes, Janus Henderson, and WisdomTree Investments. 19 (2) Wealth Management Peers includes Blucora, Focus Financial Partners, LPL Financial, and Silvercrest. Excludes Raymond James and Stifel.

Preliminary and Confidential Preliminary Selected Precedent M&A Transactions Asset Management Date Target Acquirer Target AUM ($bn) TEV / LTM EBITDA P / LTM E 10/ 5/ 2021 $23.6 7.6x⁽¹⁾ 10.2x⁽¹⁾ 12/ 1/ 2020 $131.0 6.9x 18.2x Asset Management 7/ 27/ 2020 $44.1 9.7x 14.5x 11/ 6/ 2018 $69.0 6.9x NA 10/ 18/ 2018 $225.0 8.3x⁽²⁾ 11.7x⁽²⁾ 4/ 13/ 2018 $45.0 12.8x NA 6/ 16/ 2014 $14.7 4.7x⁽³⁾ NA 2/ 29/ 2016 $7.1 8.1x NA Average $69.9 8.1x 13.7x Median $44.6 7.8x 13.1x Source: Capital IQ, company filings, press. (1) Represents multiple of annualized run-rate 2021E EBITDA. (2) Represents multiple of 2018A reported financials. 20 (3) Represents multiple of 2013A reported financials.

Preliminary and Confidential Preliminary Selected Precedent M&A Transactions (cont’d) Wealth Management Date Target Acquirer Target AUM ($bn) TEV / LTM EBITDA 11/11/19 $90.4 12.1x 1/7/20 $4.0 11.1x 9/17/19 $16.1 15.5x 5/9/19 $268.0 - 3/19/19 $18.0 18.0x 2/25/19 - 10.0x 7/17/18 - - 4/30/18 $169.0 16.4x Average $94.3 13.9x Median $54.2 13.8x 21 Source: Capital IQ, company filings, press.

Preliminary and Confidential

Preliminary Selected Public Comparable Companies

($ in millions, except per share and AUM) Company	Market Cap.	TEV	AUM ($bn)	TEV / EBITDA 2021E	TEV / EBITDA 2022E	TEV / EBITDA 2023E	TEV / EoP AUM	P / EPS 2021E	P / EPS 2022E	P / EPS 2023E	'21E - '23E CAGRs Revenue	'21E - '23E CAGRs EBITDA	'21E - '23E CAGRs Net Income	EBITDA Margin 2021E	EBITDA Margin 2022E
Rhino [(1)]	$172	$113	$22	3.2x	3.3x	3.1x	0.5%	6.3x	7.4x	7.6x	6.4%	1.2%	(6.0%)	24.3%	21.5%
SMID															
Janus Henderson	$7,448	$6,526	$419	6.6x	6.9x	6.9x	1.6%	10.4x	11.0x	10.9x	1.9%	(1.7%)	(2.3%)	35.8%	34.0%
Cohen & Steers	4,570	4,430	97	17.7x	15.7x	14.3x	4.6%	24.5x	22.4x	21.2x	11.1%	11.2%	6.8%	43.3%	43.3%
CI Financial	4,380	6,543	260	8.5x	7.4x	6.9x	2.5%	9.0x	7.8x	6.9x	12.2%	10.7%	10.9%	36.3%	36.5%
Artisan Partners	3,862	3,827	174	7.0x	6.7x	6.2x	2.2%	9.6x	9.3x	9.0x	7.3%	5.7%	4.2%	44.5%	43.0%
Federated Hermes	3,711	3,667	634	9.1x	8.7x	7.8x	0.6%	13.6x	12.4x	10.5x	11.2%	8.3%	9.8%	30.7%	30.5%
WisdomTree Investments	897	1,087	73	11.7x	12.0x	10.7x	1.5%	16.9x	16.6x	15.7x	7.1%	4.5%	2.5%	30.6%	28.2%
SMID Median	$4,121	$4,129	$217	8.8x	8.1x	7.4x	1.9%	12.0x	11.7x	10.7x	9.2%	7.0%	5.5%	36.1%	35.3%
Wealth Management															
Raymond James	$14,395	$11,498	$192	6.3x	5.7x	5.1x	6.0%	15.7x	14.6x	12.3x	10.1%	10.6%	14.0%	18.6%	18.6%
LPL Financial	13,343	15,222	594	15.6x	11.9x	9.1x	2.6%	29.4x	19.4x	15.3x	15.9%	31.1%	33.3%	12.7%	14.1%
Stifel	8,589	7,660	407	7.4x	7.2x	8.8x	1.9%	10.7x	10.7x	11.6x	2.3%	(8.3%)	(5.5%)	22.4%	22.0%
Focus Financial Partners	5,092	7,019	350	15.8x	12.8x	10.9x	2.0%	15.7x	13.3x	11.3x	20.2%	20.6%	19.0%	25.2%	25.5%
Blucora	885	1,347	87	9.8x	8.4x	NA	1.6%	8.5x	9.8x	10.4x	NA	NA	(9.0%)	15.8%	16.9%
Silvercrest	250	229	31	5.9x	5.3x	4.9x	0.7%	10.0x	9.3x	8.6x	10.9%	9.0%	9.8%	29.7%	29.2%
Wealth Management Median	$6,841	$7,340	$271	8.6x	7.8x	8.8x	1.9%	13.2x	12.0x	11.4x	10.9%	10.6%	11.9%	20.5%	20.3%

Source: Company estimates, management projections received 12/16/2021, Capital IQ, sellside research, and company filings. Market data as of 12/27/21.
Note: TEV builds include investable securities as cash.
(1) Implied based on Management projections.

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Preliminary and Confidential

Summary of Historical and Management Projected Financials

($ in millions, except AUM in $bn and per share data)	Historicals			Management						Historical CAGR		Projected CAGR	
	CY2018A	CY2019A	CY2020A	CY2021E	CY2022E	CY2023E	CY2024E	CY2025E	CY2026E	CY18A - CY20A	CY19A - CY21A	CY21E - CY23E	CY21E - CY25E
Ending AUM	$20.2	$19.5	$20.1	$22.0	$23.9	$25.6	$27.6	$30.2	$33.2	(0%)	6%	8%	8%
% Growth	*(19.5%)*	*(3.6%)*	*3.3%*	*9.4%*	*8.5%*	*7.1%*	*8.0%*	*9.3%*	*9.9%*				
Net Flows	($3.6)	($4.5)	($2.3)	($0.6)	$0.3	$0.5	$0.8	$1.2	$1.5				
% BoP AUM	*(14.2%)*	*(22.2%)*	*(11.9%)*	*(2.9%)*	*1.2%*	*2.2%*	*3.2%*	*4.5%*	*5.1%*				
Market Performance / Other	($1.1)	$3.8	$3.0	$2.5	$1.1	$1.2	$1.2	$1.3	$1.5				
% BoP AUM	*(4.5%)*	*18.8%*	*15.2%*	*12.2%*	*5.0%*	*4.8%*	*4.8%*	*4.8%*	*4.8%*				
Revenue	$161	$136	$127	$146	$158	$166	$178	$195	$213	(11%)	4%	6%	7%
% Growth	*(19.9%)*	*(15.7%)*	*(6.6%)*	*15.1%*	*8.4%*	*4.5%*	*7.8%*	*9.2%*	*9.3%*				
EBITDA	$27	$14	$15	$35	$34	$36	$40	$47	$54	(25%)	59%	1%	7%
% Margin	*17.0%*	*10.3%*	*12.1%*	*24.3%*	*21.5%*	*22.0%*	*22.6%*	*24.0%*	*25.4%*				
% Growth	*(60.7%)*	*(48.6%)*	*9.2%*	*131.1%*	*(4.0%)*	*6.7%*	*11.0%*	*16.0%*	*15.3%*				
Net Income	$23	$10	$14	$28	$24	$25	$29	$34	$39	(22%)	68%	(6%)	5%
% Margin	*14.2%*	*7.2%*	*11.0%*	*19.0%*	*15.3%*	*14.8%*	*16.1%*	*17.4%*	*18.5%*				
% Growth	*(52.6%)*	*(57.1%)*	*41.3%*	*99.3%*	*(12.7%)*	*1.2%*	*17.3%*	*17.6%*	*16.6%*				
Weighted Average Share Count - Diluted	14.630 (1)	77.974 (1)	41.611 (1)	22.106 (2)	22.586 (2)	23.400 (2)	23.502 (2)	24.083 (2)	24.083 (2)				
Diluted EPS	$1.57	$0.13	$0.33	$1.26	$1.07	$1.05	$1.22	$1.40	$1.64	(54%)	215%	(9%)	3%
% Growth	*(53.9%)*	*(92.0%)*	*164.7%*	*275.1%*	*(14.5%)*	*(2.4%)*	*16.8%*	*14.8%*	*16.6%*				

Bill Manning Exchange (05/11/2020)

Source: Company filings, management projections received 12/16/2021.
Note: EBITDA calculated as pre-tax income plus depreciation and amortization. Net income represents net income available to controlling and noncontrolling interests.
(1) Represents weighted average shares of Class A common stock outstanding – diluted, per GAAP.
(2) Represents management estimates of Class A common stock outstanding – diluted, GAAP-specific detail not included.

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Preliminary and Confidential Preliminary Illustrative Discounted Cash Flow to Equity Analysis 0% Growth Case (incl. TRA) VALUATION SUMMARY EQUITY DCF ($ in millions) ($ in millions) Calendar Year Ending December 31, Terminal Cost of Equity 17.0% ($ in millions) 2022E 2023E 2024E 2025E 2026E Year Revenue $146 $146 $146 $146 $146 $146 Terminal FCFE $27 % Growth–––––– Perpetuity Growth Rate – EBITDA (post-SBC) $35 $35 $35 $35 $35 $35 % Margin 24.3% 24.3% 24.3% 24.3% 24.3% 24.3% Terminal Value $170 Less: D&A (3) (4) (3) (3) (2) (2) EBIT $32 $31 $33 $33 $33 $33 Implied Terminal P/ E Multiple 6.6x Plus: Interest Income 1 1 1 1 1 1 EBT $33 $32 $33 $33 $34 $34 PV of Cash Flow to Equity $93 Less: Taxes (8) (7) (8) (8) (8) (8) Tax Rate 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% (+) PV of Terminal Value 77 NOPAT $25 $24 $25 $26 $26 $26 Plus: D&A 3 4 3 3 2 2 (+) PV of Net Tax Savings (1) Less: Capex (2) (2) (2) (2) (2) (2) % of Revenue (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (+) PV of Dividends Paid– Less: Change in NWC –––––– Implied Equity Value $169 % of Change in Revenue 7.8% 7.8% 7.8% 7.8% 7.8% 7.8% Free Cash Flow to Equity (FCFE) $27 $27 $27 $27 $27 $27 (/ ) FDSO 21.7 Stub Factor 1.00 1.00 1.00 1.00 1.00 Discount Factor at 17.0% 0.92 0.79 0.68 0.58 0.49 Implied Per Share Value $7.81 Discounting Period 0.50 1.50 2.50 3.50 4.50 PV of FCFE $25 $21 $18 $15 $13 Implied Upside / (Downside) (1.2%) IMPLIED PER SHARE VALUE IMPLIED TERMINAL MULTIPLE Implied Per Share Value Implied Terminal Multiple Discount Rate Discount Rate $7.81 15.0% 17.0% 19.0% $6.59 15.0% 17.0% 19.0% 0.0% $8.71 $7.81 $7.09 0.0% 7.4x 6.6x 6.0x Source: Capital IQ, public filings, management projections received 12/16/2021. Note: Market data as of 12/27/2021. Assumes valuation date of 12/31/2021. (1) Interest income earned on $60mm excess cash and investment securities. Illustratively represents 0% interest on cash and 4% on investment securities. (2) Estimated based on 3-year historical average of % of revenue for capex and as a % of change in revenue for NWC. 24 (3) Net income estimated as NOPAT. (4) Represents present value of estimated net tax savings. Discounted at 17.0% cost of equity as of 12/31/2021. Future exchange of residual private units not included. PGR PGR

Preliminary and Confidential Preliminary Illustrative Discounted Cash Flow to Equity Analysis 0% Growth Case (incl. TRA) and Upfront Dividend VALUATION SUMMARY EQUITY DCF ($ in millions) ($ in millions) Calendar Year Ending December 31, Terminal Cost of Equity 17.0% ($ in millions) 2022E 2023E 2024E 2025E 2026E Year Revenue $146 $146 $146 $146 $146 $146 Terminal FCFE $26 % Growth–––––– Perpetuity Growth Rate– EBITDA (post-SBC) $35 $35 $35 $35 $35 $35 % Margin 24.3% 24.3% 24.3% 24.3% 24.3% 24.3% Terminal Value $167 Less: D&A (3) (4) (3) (3) (2) (2) EBIT $32 $31 $33 $33 $33 $33 Implied Terminal P/ E Multiple 6.6x Plus: Interest Income–––––– EBT $32 $31 $33 $33 $33 $33 PV of Cash Flow to Equity $91 Less: Taxes (8) (7) (8) (8) (8) (8) Tax Rate 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% (+) PV of Terminal Value 76 NOPAT $25 $24 $25 $25 $25 $25 Plus: D&A 3 4 3 3 2 2 (+) PV of Net Tax Savings (1) Less: Capex (2) (2) (2) (2) (2) (2) % of Revenue (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (+) PV of Dividends Paid 60 Less: Change in NWC–––––– Implied Equity Value $226 % of Change in Revenue 7.8% 7.8% 7.8% 7.8% 7.8% 7.8% FCFE $26 $27 $26 $26 $26 $26 (/ ) FDSO 22.1 Stub Factor 1.00 1.00 1.00 1.00 1.00 Discount Factor at 17.0% 0.92 0.79 0.68 0.58 0.49 Implied Per Share Value $10.24 Discounting Period 0.50 1.50 2.50 3.50 4.50 PV of FCFE $24 $21 $18 $15 $13 Implied Upside / (Downside) 29.6% IMPLIED PER SHARE VALUE IMPLIED TERMINAL MULTIPLE Implied Per Share Value Implied Terminal Multiple Discount Rate Discount Rate ##### 15.0% 17.0% 19.0% $6.60 15.0% 17.0% 19.0% 0.0% $11.13 $10.24 $9.54 0.0% 7.4x 6.6x 6.0x Source: Capital IQ, public filings, management projections received 12/16/2021. Note: Market data as of 12/27/2021. Assumes valuation date of 12/31/2021. (1) Estimated based on 3-year historical average of % of revenue for capex and as a % of change in revenue for NWC. (2) Net income estimated as NOPAT. 25 (3) Represents present value of estimated net tax savings. Discounted at 17.0% cost of equity as of 12/31/2021. Future exchange of residual private units not included. (4) 100% excess cash is paid out as special dividend upfront at 12/31/2021. PGR PGR

Preliminary and Confidential Preliminary Illustrative Discounted Cash Flow to Equity Analysis Management Projections, 4% PGR (incl. TRA) VALUATION SUMMARY EQUITY DCF ($ in millions) ($ in millions) Calendar Year Ending December 31, Terminal Cost of Equity 17.0% 2022E 2023E 2024E 2025E 2026E Year ($ in millions) Revenue $158 $166 $178 $195 $213 $213 Terminal FCFE $42 % Growth 8.4% 4.5% 7.8% 9.2% 9.3%– Perpetuity Growth Rate 4.0% EBITDA (post-SBC) $34 $36 $40 $47 $54 $54 % Margin 21.5% 22.0% 22.6% 24.0% 25.4% 25.4% Terminal Value $362 Less: D&A (3) (5) (4) (4) (4) (4) EBIT $31 $31 $37 $43 $50 $50 Implied Terminal P/ E Multiple 9.3x Plus: Interest Income 1 1 1 1 1 1 EBT $31 $32 $37 $44 $51 $51 PV of Cash Flow to Equity $110 Less: Taxes (7) (8) (9) (10) (12) (12) Tax Rate 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% (+) PV of Terminal Value 165 NOPAT $24 $24 $29 $34 $39 $39 Plus: D&A 3 5 4 4 4 4 (+) PV of Net Tax Savings (1) Less: Capex (2) (2) (2) (2) (2) (2) % of Revenue (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (1.1%) (+) PV of Dividends Paid– Less: Change in NWC 1 1 1 1 1 1 % of Change in Revenue 7.8% 7.8% 7.8% 7.8% 7.8% 7.8% Implied Equity Value $274 FCFE $27 $28 $31 $36 $42 $42 Stub Factor 1.00 1.00 1.00 1.00 1.00 (/ ) FDSO 22.2 Discount Factor at 17.0% 0.92 0.79 0.68 0.58 0.49 Discounting Period 0.50 1.50 2.50 3.50 4.50 Implied Per Share Value $12.31 PV of FCFE $25 $22 $21 $21 $21 Implied Upside / (Downside) 55.8% IMPLIED PER SHARE VALUE IMPLIED TERMINAL MULTIPLE Implied Per Share Value Implied Terminal Multiple Discount Rate Discount Rate $12.31 15.0% 17.0% 19.0% $9.27 15.0% 17.0% 19.0% 3.5% $14.05 $12.01 $10.51 3.5% 10.3x 8.9x 7.8x 4.0% $14.48 $12.31 $10.72 4.0% 10.9x 9.3x 8.1x 4.5% $14.96 $12.63 $10.95 4.5% 11.4x 9.7x 8.4x Source: Capital IQ, public filings, management projections received 12/16/2021. Note: Market data as of 12/27/2021. Assumes valuation date of 12/31/2021. (1) Interest income earned on $60mm excess cash and investment securities. Illustratively represents 0% interest on cash and 4% on investment securities. (2) Estimated based on 3-year historical average of % of revenue for capex and as a % of change in revenue for NWC . 26 (3) Net income estimated as NOPAT. (4) Represents present value of estimated net tax savings. Discounted at 17.0% cost of equity as of 12/31/2021. Future exchange of residual private units not included. PGR PGR

Preliminary and Confidential Preliminary Present Value of Net Tax Savings Tax Savings Associated with LLC Units Exchange ($ in millions) 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 Pretax Income $30.76 $31.34 $36.75 $45.22 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 Deductions: Temp items (2021 Exchange) (0.44) (0.45) (0.46) (0.47) (0.48) (0.49) (0.49) (0.49) (0.51) (0.53) (0.55) (0.58) (0.62) A Temp items (2014 Exchange) (0.24) (0.24) (0.26) (0.27) (0.28) (0.29) (0.32) (0.24) (0.05) (0.01) (0.00) (0.00) (0.00) Temp items (2011 Exchange) (9.84) (10.26) (10.93) (12.12) (10.79) (2.16) (0.43) (0.09) (0.02) (0.00) (0.00) (0.00) (0.00) Taxable Income: 20.24 20.38 25.11 32.37 38.85 47.46 49.16 49.58 49.83 49.85 49.84 49.82 49.78 B * Tax Rate 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% Taxes Payable (Cash) $4.76 $4.79 $5.90 $7.61 $9.13 $11.15 $11.55 $11.65 $11.71 $11.72 $11.71 $11.71 $11.70 A B Cash Savings (taxes) $2.47 $2.57 $2.73 $3.02 $2.71 $0.69 $0.29 $0.19 $0.13 $0.13 $0.13 $0.14 $0.15 (1) Cash Paid (tra payments) (4.03) (2.10) (2.19) (2.32) (2.57) (2.31) (0.59) (0.25) (0.16) (0.11) (0.11) (0.11) (0.12) Discount Period 0.50 1.50 2.50 3.50 4.50 5.50 6.50 7.50 8.50 9.50 10.50 11.50 12.50 Discount Factor 0.92 0.79 0.68 0.58 0.49 0.42 0.36 0.31 0.26 0.23 0.19 0.16 0.14 Present Value Cash Savings (taxes) $2.29 $2.03 $1.85 $1.74 $1.34 $0.29 $0.10 $0.06 $0.04 $0.03 $0.03 $0.02 $0.02 Cash Paid (tra payments) (3.73) (1.66) (1.48) (1.34) (1.27) (0.97) (0.21) (0.08) (0.04) (0.03) (0.02) (0.02) (0.02) 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 Pretax Income $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 $50.40 Deductions: Temp items (2021 Exchange) (0.69) (0.49) (0.10) (0.02) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) A Temp items (2014 Exchange) (0.00) (0.00) (0.00) (0.00) (0.00)–––––––– Temp items (2011 Exchange) (0.00) (0.00) (0.00)–––––––––– Taxable Income: 49.70 49.90 50.30 50.38 50.39 50.40 50.40 50.40 50.40 50.40 50.40 50.40 50.40 B * Tax Rate 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% 23.5% – Taxes Payable (Cash) $11.68 $11.73 $11.82 $11.84 $11.84 $11.84 $11.84 $11.84 $11.84 $11.84 $11.84 $11.84 $11.84 A B Cash Savings (taxes) $0.16 $0.12 $0.02 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 (1) Cash Paid (tra payments) (0.12) (0.14) (0.10) (0.02) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) Discount Period 13.50 14.50 15.50 16.50 17.50 18.50 19.50 20.50 21.50 22.50 23.50 24.50 25.50 Discount Factor 0.12 0.10 0.09 0.07 0.06 0.05 0.05 0.04 0.03 0.03 0.02 0.02 0.02 Present Value Cash Savings (taxes) $0.02 $0.01 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 Cash Paid (tra payments) (0.01) (0.01) (0.01) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) (0.00) NPV: ($1.03) Source: Management projections received 12/21/2021. Note: As of 12/31/2021. Discounted at 17.0% cost of equity. Future exchange of residual private units not included. 27 (1) Represents 85% of prior year cash savings.

Preliminary and Confidential Preliminary Rhino Cost of Equity Analysis Unlevered Beta Calculation Levered Current Debt / Unlevered (1) Beta Mkt. Cap Equity Beta Company Tax Rate Debt Rhino Unlevered Monthly Beta - Last 5Y (12/ 27/ 2016) 23.5% 2.37 - 112 2.37 ⁽²⁾– Rhino Unlevered Monthly Beta since IPO (11/ 18/ 2011) 2.03 Rhino Unlevered Monthly Beta since Bill Manning Exchange (5/ 11/ 2020) 1.53 Rhino Unlevered Monthly Beta from 12/ 27/ 2016 (5Y) until Bill Manning Exchange (5/ 11/ 2020) 2.69 Asset Management (For Reference Only) Janus Henderson Group plc 22.9% 1.295 311 7,448 4.2% 1.255 Artisan Partners Asset Management Inc. 17.8% 1.523 200 3 ,862 5.2% 1.461 Federated Hermes, Inc. 26.8% 1.028 102 3 ,711 2.8% 1.007 WisdomTree Investments, Inc. 27.5% 1.490 319 897 35.5% 1.185 CI Financial Corp. 26.2% 1.148 2 ,747 4 ,380 62.7% 0.785 Cohen & Steers, Inc. 22.7% 1.195 27 4,570 0.6% 1.189 Wealth Management (For Reference Only) Blucora, Inc. 23.8% 1.456 562 885 63.5% 0.981 Silvercrest Asset Management Group Inc. 25.3% 0.801 10 250 4.1% 0.777 Stifel Financial Corp. 26.8% 1.297 1 ,125 8,589 13.1% 1.183 Focus Financial Partners Inc. 30.8% 1.162 2 ,250 5 ,092 44.2% 0.890 LPL Financial Holdings Inc. 26.7% 1.084 2 ,857 1 3,343 21.4% 0.937 Raymond James Financial, Inc. 24.5% 1.129 3,194 1 4,395 22.2% 0.967 Peer Group Average 1.217 23.3% 1.051 Peer Group Median 1.178 17.3% 0.994 Source: Bloomberg, Capital IQ. Market data as of 12/27/21. (1) Historical monthly beta since 12/27/16. 28 (2) Calculated based on Rhino market cap of $172mm less $60mm of excess cash.

Preliminary and Confidential

Preliminary Rhino Cost of Equity Analysis (cont'd)

Cost of Equity Calculation	
Risk Free Rate[1]	1.92%
Equity Risk Premium[2]	6.00%
Levered Beta	1.750
Beta-Adj. Premium	10.50%
Size Premium[3]	4.65%
Country Risk Premium	0.00%
Cost of Equity[4]	17.07%

Levered Beta Calculation	
Unlevered Beta[5]	1.750
Debt / Equity	–
Levered Beta	1.750

Cost of Equity Sensitivity

Unlevered	Debt / Equity		
Beta	-	8.7%	17.3%
1.500	15.57%	16.17%	16.76%
1.625	16.32%	16.97%	17.61%
1.750	17.07%	17.76%	18.46%
1.875	17.82%	18.56%	19.31%
2.000	18.57%	19.36%	20.16%
2.250	20.07%	20.96%	21.86%

Cost of Equity Sensitivity

	Rhino Market Cap / Implied Size Premium		
Unlevered	37 - 95	96 - 138	139- 190
Beta	6.60%	4.65%	2.60%
1.500	17.52%	15.57%	13.52%
1.625	18.27%	16.32%	14.27%
1.750	19.02%	17.07%	15.02%
1.875	19.77%	17.82%	15.77%
2.000	20.52%	18.57%	16.52%
2.250	22.02%	20.07%	18.02%

Source: Capital IQ. Market data as of 12/27/21.
(1) 20-year US Treasury as of 12/27/21.
(2) Historical supply-side equity risk premium (historical equity risk premium minus price-to-earnings ratio calculated using three-year average).
(3) CRSP 10x[th] decile size premium, calculated based on Rhino market cap of $172mm less $60mm of excess cash.
(4) Calculated as risk free rate + beta-adjusted equity risk premium + size premium.
(5) Based on Rhino historical unlevered beta ranges.

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PJT Partners 29

Preliminary and Confidential

Effective Tax Rate Support Materials (For Reference Only)

Federal Tax Rate	21.0%
Blended State/Federal Tax Rate (Incl. Fed. Benefit)	24.1%
Legacy Private Units	*(-) 0.5%*
Non-deductible expenses *Section 162(m) limitation*	*(+) ~2%*
Estimated benefits from RSU awards + assumed exercise of stock options at lower grant prices	*(-) ~4%*
Rhino Effective Tax Rate	~21.7%
Memo: Management Estimated Cash Tax Rate (per Management TRA Benefit Schedule)	*23.5%*

Source: Management.
Note: Rhino effective tax rate excludes the impact of TRA.

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PJT Partners 30

Preliminary and Confidential Disclaimer Disclaimer These materials were prepared by PJT Partners LP (“PJT Partners”, “we” or “us”) solely for the information and assistance of the Board of Directors (the “Board”) of Rhino (the “Company”) in order to assist the Board in connection with its consideration of the matters referred to herein. These materials are incomplete without reference to, and should be viewed solely in conjunction with, any oral information provided by PJT Partners in connection with these materials. These materials and any oral information provided by PJT Partners in connection with these materials (collectively, the “Confidential Information”), as well as any information derived from the Confidential Information, may not be communicated, reproduced, disclosed (in whole or in part) to, or relied upon by, any other person, referred to, or used for any purpose, other than with PJT Partners’ prior written consent. The Confidential Information is based on information publicly available, provided by or on behalf of the Company or obtained from other sources. We assume no responsibility for independent verification of any such information, and we have assumed and relied upon the accuracy and completeness of such information for purposes of preparing the Confidential Information. Neither we nor any of our affiliates or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the Confidential Information, or any data it generates and expressly disclaim any and all liability in relation to any such Confidential Information. The Confidential Information is based on financial, economic, market and other conditions prevailing as of the date of such Confidential Information and is subject to change. We undertake no obligation or responsibility to update or revise any of the Confidential Information. Any valuation, appraisal or conclusion of a financial nature contained in these materials results from the application by PJT Partners of techniques and principles generally adopted in the context of the preparation of financial presentations of this nature, and PJT Partners cannot and does not warrant that the use of different techniques and principles would not lead to a different result. Our analyses do not purport to be an appraisal of any assets or liabilities of the Company or any other party, nor have we evaluated the solvency of the Company or any other party under any laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, accounting or tax advisors and these materials do not constitute legal, regulatory, accounting, tax or other specialist advice. These materials do not constitute and should not be considered any form of financial opinion, advice or recommendation by us or any of our affiliates to any party, with respect to any proposed transaction or otherwise. You should not rely upon or use these materials to form the definitive basis for any decision or action whatsoever, with respect to any proposed transaction or otherwise. Each of the Board and the Company must make its own independent assessment and such investigation as it deems necessary to determine its interest in participating in any transaction. These materials do not constitute an offer to sell or the solicitation of an offer to buy any security, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase any securities or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital to, or participate in, any trading strategies. 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